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                                                                     EXHIBIT 4.2

                                  FORM OF NOTE

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

No. 07-05-0                                                    US $_____________

                       BRILLIANT TECHNOLOGIES CORPORATION

                   PROMISSORY NOTE DUE ________________, 2006


     FOR VALUE RECEIVED, BRILLIANT TECHNOLOGIES CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Company"), promises to pay to ________________________________________________ the
registered holder hereof (the "Holder"), the principal sum of _____________________________________________ (US $_______________) on the
Maturity Date (as defined below).

     TIME IS OF THE ESSENCE WITH RESPECT TO THE COMPANY'S FULFILLMENT OF ALL OF ITS PAYMENT OBLIGATIONS HEREUNDER. The Holder shall not be required to give the Company any notice of default of payment if any such payment is not timely paid or otherwise satisfied. All provisions of this Note which apply in the event of the Company's not timely fulfilling any of its payment obligations hereunder shall apply whether or not such notice of default is given. The Holder's giving of any notice to the Company shall not be deemed a waiver, modification or amendment of this provision with respect to the failure referred to in that notice or to any other failure by the Company timely to make any other payment due hereunder.

     This Note or its predecessor was originally issued on ___________, 2006 (the "Issue Date").

     This Note is being issued pursuant to the terms of the Bridge Loan Agreement, dated as of __________, 2006 (the "Bridge Loan Agreement"), to which the Company and the Holder (or the Holder's predecessor in interest) are parties. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Bridge Loan Agreement.

     This Note is subject to the following additional provisions:

     1. The Note will initially be issued in denominations determined by the Company, but are exchangeable for an equal aggregate principal amount of Note of different denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange.


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     2. No interest will accrue on this Note until the Maturity Date. If any portion of this Note is outstanding on the Maturity Date, interest at the rate of fourteen percent (14%) per annum or the highest rate allowed by law, whichever is lower, shall accrue on the outstanding principal of this Note from the Maturity Date to and including the date of payment by the Company. Such interest shall accrue on a daily basis and shall be payable in cash. The Holder may demand payment of all or any part of this Note, together with accrued interest, if any, and any other amounts due hereunder, as of the Maturity Date or any date thereafter.

     3. The Company shall be entitled to withhold from all payments of principal of, and, if applicable, interest on, this Note any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and Holder shall execute and deliver all required documentation in connection therewith.

     4. This Note has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"), and other applicable state and foreign securities laws and the terms of the Bridge Loan Agreement. In the event of any proposed transfer of this Note, the Company may require, prior to issuance of a new Note in the name of such other person, that it receive reasonable transfer documentation that is sufficient to evidence that such proposed transfer complies with the Act and other applicable state and foreign securities laws and the terms of the Bridge Loan Agreement. Prior to due presentment for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company's Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

     5 (a) The term "Maturity Date" means the earlier of (a) ______________, 2006 (the "Stated Maturity Date") or (b) the second Trading Day on which New Transaction Funds in the aggregate amount of $1,040,000.00 have been received by the Company (as defined in the Bridge Loan Agreement) occurs.

          (b) (i) Additionally, if an Event of Default occurs pursuant to
Section 13(a)(i), (iii) - (x) hereof and continues for a period of 5 days after notice from the Holder to the Company of such Event of Default, the Holder of this Note will be entitled, at its option,from and after the Certificate of Incorporation Amendment Filing Date to convert at any time the principal amount of this Note, provided that the principal amount is at least US$10,000 (unless if at the time of such election to convert the aggregate principal amount of all Notes registered to the Holder is less than Ten Thousand Dollars (US$10,000), then the whole amount thereof), and accrued interest, into shares of Common Stock at a conversion price (the "Conversion Price") for each share of Common Stock equal to the lesser of (i) $0.07 and (ii) 75% of the Market Price on the Conversion Date (as defined below), as such price may be adjusted as provided herein (the "Variable Conversion Rate"). For purposes of this section, the Market Price shall be the average of the lowest five (5) days closing bid prices (not necessarily consecutive) of the Common Stock for the thirty (30) Trading Days immediately preceding the Conversion Date, as reported by the Reporting Service, or, in the event the Common Stock is listed on a stock exchange or traded on NASDAQ, the Market Price shall be the closing prices on the exchange on such dates, as reported in the Wall Street Journal.


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     (ii) Conversion of this Note, if applicable in accordance with Section
5(b)(i), shall be effectuated by faxing a Notice of Conversion (as defined below) to the Company as provided in this Section 5(b)(ii). The Notice of Conversion shall be executed by the Holder of this Note and shall evidence such Holder's intention to convert this Note in the form annexed hereto as Exhibit A. No fractional shares of Common Stock or scrip representing fractions of shares will be issued on conversion, but the number of shares of Common Stock issuable shall be rounded to the nearest whole share. The date on which notice of conversion is given (the "Conversion Date") shall be deemed to be the date on which the Holder faxes or otherwise delivers the conversion notice ("Notice of Conversion") to the Company so that it is received by the Company on such specified date, and the Holder shall deliver to the Company the original Note being converted no later than five (5) business days thereafter. Facsimile delivery of the Notice of Conversion shall be accepted by the Company at facsimile number 212-532-2904; Attn: Allan Klepfisz. Certificates representing Common Stock upon conversion will be delivered to the Holder at the address specified in the Notice of Conversion, via express courier, by electronic transfer or otherwise, within three (3) business days after the Conversion Date. The Holder shall be deemed to be the holder of the shares issuable to it in accordance with the provisions of this Section 5(b)(ii) on the Conversion Date.

     6. (a) Any payment made on account of this Note shall be applied in the following order of priority: (i) first, to any amounts due hereunder other than principal and accrued interest, (ii) then, to accrued interest, if any, through and including the date of payment, and (iii) then, to principal of this Note.

          (b) Subject to the provisions of Section 6(a) hereof, this Note may be prepaid in whole or in part at the option of the Company at any time prior to the Maturity Date.

     7. All payments contemplated hereby are to be made "in cash" and shall be made in immediately available good funds of United States of America currency by wire transfer to an account designated in writing by the Holder to the Company (which account may be changed by notice similarly given). For purposes of this Note, the phrase "date of payment" means the date good funds are received in the account designated by the notice which is then currently effective.

     8. Subject to the terms of the Bridge Loan Agreement, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and, if applicable, interest on, this Note at the time, place, and rate, and in the coin or currency, as herein prescribed. This Note is direct obligations of the Company.

     9. No recourse shall be had for the payment of the principal of, or, if applicable, the interest on, this Note, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     10. The Holder of the Note, by its acceptance hereof, agrees that this Note is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Note except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.


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     11. Any notice required or permitted hereunder shall be given in manner provided in the Section headed "NOTICES" in the Bridge Loan Agreement, the terms of which are incorporated herein by reference.

     12. (a) This Note shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the Company and by its acceptance of this Note, the Holder consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the County of New York or the state courts of the State of New York sitting in the County of New York in connection with any dispute arising under this Note and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under this Note.

          (b) The Company and the Holder, by the acceptance of this Note, hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of them hereto against the other in respect of any matter arising out of or in connection with this Note.

     13. (a) The following shall constitute an "Event of Default":

          i. The Company shall default in the timely payment of principal on this Note or any other amount due hereunder (without the requirement of any further notice with respect thereto from the Holder); or

          ii. Any of the representations or warranties made by the Company herein, in the Bridge Loan Agreement or any of the other Transaction Agreements shall be false or misleading in any material respect at the time made; or

          iii. The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of any Note in this series and such failure shall continue uncured for a period of thirty (30) days after the Company's receipt of written notice thereof from the Holder; or

          iv. The Company shall fail to perform or observe, in any material respect, any covenant, term, provision, condition, agreement or obligation of the Company under any of the Transaction Agreements and such failure shall continue uncured for a period of thirty
               (30) days after the Company's receipt of written notice thereof from the Holder; or

          v. The Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or


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          vi.  A trustee, liquidator or receiver shall be appointed for the
               Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

          vii. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty
               (60) days thereafter; or

          viii. Any money judgment, writ or warrant of attachment, or similar process in excess of Five Hundred Thousand ($500,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

          ix. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding, or

          x. The Company shall fail to perform or observe, in any material respect, the terms and provisions of Section 4 (k) of the Bridge Loan Agreement and such failure shall continue uncured for a period of five (5) days after the Company's receipt of written notice thereof from the Holder.

          (b) If an Event of Default shall have occurred and is continuing, then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been cured or waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default), at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Note immediately due and payable (and the Maturity Date shall be accelerated accordingly), without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law, including, but not necessarily limited to, the equitable remedy of specific performance and injunctive relief.

     14. In the event for any reason, any payment by or act of the Company or the Holder shall result in payment of interest which would exceed the limit authorized by or be in violation of the law of the jurisdiction applicable to this Note, then ipso facto the obligation of the Company to pay interest or perform such act or requirement shall be reduced to the limit authorized under such law, so that in no event shall the Company be obligated to pay any such interest, perform any such act or be bound by any requirement which would result in the payment of interest in excess of the limit so authorized. In the event any payment by or act of the Company shall result in the extraction of a rate of interest in excess of a sum which is lawfully collectible as interest, then such amount (to the extent of such excess not returned to the Company) shall, without


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further agreement or notice between or by the Company or the Holder, be deemed applied to the payment of principal, if any, hereunder immediately upon receipt of such excess funds by the Holder, with the same force and effect as though the Company had specifically designated such sums to be so applied to principal and the Holder had agreed to accept such sums as an interest-free prepayment of this Note. If any part of such excess remains after the principal has been paid in full, whether by the provisions of the preceding sentences of this Section or otherwise, such excess shall be deemed to be an interest-free loan from the Company to the Holder, which loan shall be payable immediately upon demand by the Company. The provisions of this Section shall control every other provision of this Note.




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     15. (a) This Note has not been registered under the Act, and has been issued to the Holder for investment and not with a view to distribution. Neither this Note nor any of the Conversion Shares or any other security issued or issuable upon conversion of this Note may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Conversion Shares and any other security issued or issuable upon conversion of this Note shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

          (b) Reference is made to the provisions of Section 4(h) of the Bridge Loan Agreement, the terms of which are incorporated herein by reference.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: _______________, 2006

                               BRILLIANT TECHNOLOGIES CORPORATION

                                   By:_______________________________________

                                   __________________________________________
                                   (Print Name)
                                   __________________________________________
                                   (Title)



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                                    EXHIBIT A


                              NOTICE OF CONVERSION

     (To be Executed by the Registered Holder in order to Convert the Note)



     The undersigned hereby irrevocably elects to convert $ ________________ of the principal amount of the above Note into shares of Common Stock of BRILLIANT TECHNOLOGIES CORPORATION (the "Company") according to the conditions hereof, as of the date written below.



Date of Conversion* _________________________________________

Accrued Interest $__________________________

Applicable Conversion Price ____________________________________________


Signature ______________________________________________________________
                                    [Name]

Address: _______________________________________________________________
         _______________________________________________________________


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